CERTIFICATE OF INCORPORATION

                                       OF

                         REICH & TANG DISTRIBUTORS, INC.

          FIRST: The name of the Corporation is Reich & Tang Distributors, Inc.

          SECOND: The registered office of the Corporation in the State of Delaware is to be located at 1209 Orange Street, Wilmington, New Castle County. Its registered agent at such address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful acts or activities for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) designated as common stock and the par value of each such share of common stock is One Cent ($.0l), amounting in the aggregate to Ten Dollars ($10).

          FIFTH: The name of the incorporator is Joseph P. Newman and his mailing address is c/o Seward & Kissel, One Battery Park Plaza, New York, New York 10004.

          SIXTH: All corporate powers of the Corporation shall be exercised by or under the direction of the board of directors except as otherwise provided herein or by law.




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          In furtherance and not in limitation of the powers conferred by law the board of directors is expressly authorized:

          (i) to fix, abolish, determine and vary from time to time the amount or amounts to be set apart as reserves;

          (ii) to adopt, amend and repeal by-laws of the Corporation;

          (iii) to authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real or personal property of the Corporation;

          (iv) from time to time to determine whether and to what extent, at what time and place, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of any stockholder; and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or by-law or as authorized by resolution of the stockholders or board of directors;






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          (v)  to authorize the payment of compensation to the directors for services to the Corporation, including fees for attendance at meetings of the board of directors or of any committee thereof and/or salaries for serving as such directors or committee members, and to determine the amount of such compensation; (vi) from time to time to formulate, establish, promote and carry out, and to amend, alter, change, revise, recall, repeal or abolish, a plan or plans for the participation by all or any of the employees, including directors and officers, of the Corporation, or of any corporation, company, association, trust or organization in which or in the welfare of which the Corporation has any interest, and those actively engaged in the conduct of the Corporation's business, in the profits, gains or business of the Corporation or of any branch or division thereof, as part of the Corporation's legitimate expenses, and/or for the furnishing to such employees, directors, officers or persons, or any of them, at the Corporation's expense, of medical services, insurance against accident, sickness or death, pensions during old age, disability or unemployment, education, housing, social services, recreation or other similar aids

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               for their relief or general welfare, in such manner and upon such terms and conditions as the board of directors shall determine;
               and

         (vii) to authorize the guaranty by the Corporation of securities, evidences of indebtedness and obligations of other persons, firms, associations and corporations.

          SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall

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not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          EIGHTH: Subject to Article SEVENTH, no person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the Corporation in good faith, if such person (i) exercised or used the same degree of diligence, care and skill as an ordinarily prudent man would have exercised or used under the circumstances in the conduct of his own affairs, or (ii) took, or omitted to take, such action in reliance upon advice of counsel for the Corporation, or upon statements made or information furnished by officers or employees of the Corporation which he had reasonable grounds to believe to be true, or upon a financial statement of the Corporation prepared by an officer or employee of the Corporation in charge of its accounts or certified by a public accountant or firm of public accountants.

          NINTH: Any contract, transaction or act of the Corporation or of the board of directors which shall be approved or ratified by a majority of a quorum of the stockholders

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entitled to vote at any meeting shall be as valid and binding as though approved or ratified by every stockholder of the Corporation; but any failure of the stockholders to approve or ratify such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the Corporation, its directors or officers of their right to proceed with such contract, transaction or act.

          TENTH: Every person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent legally permissible under the General Corporation Law of the State of Delaware, as amended from





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time to time, against all expenses, liabilities and losses (including attorneys'
fees, judgments, fines and amounts paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person.
Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights-of indemnification under any by-laws, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

          The board of directors may adopt by-laws from time to time with respect to indemnification to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Delaware, as amended from time to time, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising




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out of such status, whether or not the Corporation would have the power to indemnify such person against such liability.

          ELEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and





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the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          TWELFTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

          THIRTEENTH: Any director or the entire board of directors may be removed, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors, and the vacancy in the board of directors caused by such removal may be filled by the stockholders at the time of such removal. FOURTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders, directors and other persons herein are granted subject to this reservation.

          IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the





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State of Delaware, does make this certificate this the 23rd day of October 1997.


                                             ----------------------------------
                                             Joseph P. Newman, Incorporator

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